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                                                                  Exhibit 99.1




FOR IMMEDIATE RELEASE


CONTACT: DANA C. MCLENDON, JR.
         SENIOR VICE PRESIDENT & CHIEF
           ADMINISTRATIVE OFFICER
         (615) 309-2008



                   NEW AMERICAN HEALTHCARE CORPORATION REPORTS
                 NONCOMPLIANCE WITH CONTINUED LISTING STANDARDS
                         OF THE NEW YORK STOCK EXCHANGE

NASHVILLE, Tennessee (December 9, 1999) -- New American Healthcare Corporation (NYSE:NAH) today reported that it has fallen below the continued listing standards of the New York Stock Exchange (NYSE) relating to total market capitalization and shareholders' equity of $50 million. The Company is considering its response to the NYSE.

         New American Healthcare Corporation was formed to capitalize on opportunities to be the principal provider of quality, cost-effective healthcare services in the non-urban communities which it targets. New American Healthcare owns nine acute care hospitals located in seven states with 955 licensed beds. For additional information about the Company, visit New American Healthcare's web site: http://www.nahc.net.

         Forward-looking statements made in this press release involve a number of risks and uncertainties, including but not limited to, exchange listing, liquidity and trading in the Company's common stock and other risk factors detailed in the Company's Securities and Exchange Commission.

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